Exhibit 99.2

PerkinElmer Medical Imaging Business
(Carve-Out of Medical Imaging Operations of PerkinElmer, Inc.)

Combined Financial Statements
As of and for the Fiscal Years Ended January 1, 2017 and January 3, 2016

Report of Independent Accountants

To the Board of Directors of PerkinElmer, Inc.
Waltham, Massachusetts

We have audited the accompanying combined financial statements of the PerkinElmer Medical Imaging Business, which comprise the combined balance sheets as of January 1, 2017 and January 3, 2016, and the related combined statements of earnings, comprehensive earnings, changes in net parent investment, and cash flows for the years then ended, and the related notes to the combined financial statements.

Management's Responsibility for the Combined Financial Statements
Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility
Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Perkin Elmer Medical Imaging Business as of January 1, 2017 and January 3, 2016, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter
As discussed in Note 1 to the financial statements, the accompanying financial statements have been prepared from the separate records maintained by the PerkinElmer Medical Imaging Business and PerkinElmer, Inc. The combined financial statements also include expense allocations for certain corporate functions historically provided by PerkinElmer, Inc. These allocations may not be reflective of the actual expense which would have been incurred had the PerkinElmer Medical Imaging Business operated as a separate entity apart from PerkinElmer, Inc.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
July 6, 2017

PerkinElmer Medical Imaging Business
(Carve-Out of the Medical Imaging Operations of PerkinElmer, Inc.)

Combined Statements of Earnings

	Fiscal Years Ended,
(In thousands)	January 1, 2017	January 3, 2016
Revenues	$146,217	$158,030
Cost of revenues	95,395	97,761
Gross margin	50,822	60,269
Operating expenses:
Research and development	14,367	13,389
Selling, general and administrative	20,067	17,399
Restructuring charges	568	44
Total operating expenses	35,002	30,832
Earnings before taxes	15,820	29,437
Taxes on earnings	4,772	9,580
Net earnings	$11,048	$19,857

See accompanying notes to the combined financial statements.

PerkinElmer Medical Imaging Business
(Carve-Out of the Medical Imaging Operations of PerkinElmer, Inc.)

Combined Statements of Comprehensive Earnings

	Fiscal Years Ended,
(In thousands)	January 1, 2017	January 3, 2016
Net earnings	$11,048	$19,857
Other comprehensive earnings:
Foreign currency translation adjustments	(1,555)	(5,397)
Comprehensive earnings	$9,493	$14,460

See accompanying notes to the combined financial statements.

PerkinElmer Medical Imaging Business
(Carve-Out of the Medical Imaging Operations of PerkinElmer, Inc.)

Combined Balance Sheets

	As of the Fiscal Years Ended,
(In thousands)	January 1, 2017	January 3, 2016
Assets
Current Assets:
Cash	$—	$—
Accounts receivable, net	28,400	23,951
Inventory, net	26,977	28,542
Prepaids and other current assets	3,520	4,627
Total current assets	58,897	57,120
Property, plant, and equipment, net	25,219	29,465
Goodwill	38,794	39,286
Intangibles assets	3,292	5,174
Other assets, non-current	33	53
Total assets	$126,235	$131,098
Liabilities and Net Parent Investment
Current Liabilities:
Accounts payable	$17,203	$12,179
Accrued expenses and other current liabilities	7,941	6,160
Total current liabilities	25,144	18,339
Deferred tax liabilities	7,296	9,763
Deferred gain on sale leaseback	3,463	4,167
Pension liability	2,955	2,616
Other liabilities	834	865
Total liabilities	39,692	35,750
Commitments and contingencies (Note 13)
Net Parent Investment:
Accumulated net contributions from parent	86,543	95,348
Total net parent investment	86,543	95,348
Total liabilities and net parent investment	$126,235	$131,098

See accompanying notes to the combined financial statements.

PerkinElmer Medical Imaging Business
(Carve-Out of the Medical Imaging Operations of PerkinElmer, Inc.)

Combined Statements of Changes in Net Parent Investment
For the Two Fiscal Years Ended January 1, 2017

(In thousands)	Total Net Parent Investment
Balance at December 28, 2014	$104,277
Net earnings	19,857
Share based compensation expense	584
Foreign currency translation adjustments	(5,397)
Net distributions to parent	(23,973)
Balance at January 3, 2016	95,348
Net earnings	11,048
Share based compensation expense	652
Foreign currency translation adjustments	(1,555)
Net distributions to parent	(18,950)
Balance at January 1, 2017	$86,543

See accompanying notes to the combined financial statements.

PerkinElmer Medical Imaging Business
(Carve-Out of the Medical Imaging Operations of PerkinElmer, Inc.)

Combined Statements of Cash Flows

	Fiscal Years Ended,
(In thousands)	January 1, 2017	January 3, 2016
Cash flows from operating activities:
Net earnings	$11,048	$19,857
Adjustments to reconcile net earnings to net cash provided by operating activities:
Restructuring	568	44
Depreciation	5,322	5,610
Amortization	1,848	1,938
Loss on disposal of assets	30	434
Stock-based compensation	652	584
Bad debt expense	73	(181)
Provision for excess and obsolete inventory	1,581	1,802
Pension expense	198	(39)
Deferred taxes	(2,491)	2,970
Changes in assets and liabilities:
Accounts receivable	(4,738)	2,899
Inventories	(281)	(2,258)
Prepaids and other assets	371	(340)
Accounts payable	5,136	(4,721)
Accrued expenses and other	1,485	43
Deferred gain on sale leaseback	(704)	(704)
Net cash provided by operating activities	20,098	27,938
Cash flows from investing activities:
Capital expenditures	(1,148)	(1,375)
Acquisitions, net of cash acquired	—	(2,590)
Net cash used in investing activities	(1,148)	(3,965)
Cash flows from financing activities:
Net distributions to parent	(18,950)	(23,973)
Net cash used in financing activities	(18,950)	(23,973)
Effect of exchange rate changes on cash and cash equivalents	—	—
Net increase in cash and cash equivalents	—	—
Cash and cash equivalents at beginning of year	—	—
Cash and cash equivalents at end of year	$—	$—

See accompanying notes to the combined financial statements.

Notes to Combined Financial Statements
As of and for the Years Ended January 1, 2017 and January 3, 2016

1.	Organization and Description of Business

The accompanying carve-out financial statements present the combined historical results of operations, financial position, changes in net parent investment, and cash flows of PerkinElmer, Inc.’s (“PerkinElmer” or the “Parent”) Medical Imaging Business (the “Medical Imaging Business” or the “Business”), which includes manufacturing and research facilities in Santa Clara, California; Walluf, Germany; Heerlen, Netherlands; and London, England. The Medical Imaging Business, which is comprised of wholly-owned subsidiaries and certain wholly-owned assets and liabilities of PerkinElmer, designs, manufactures and supplies flat panel digital image detectors for industrial, medical, and dental X-ray imaging systems.

The Business’s fiscal year ends on the Sunday nearest December 31. The Business reports fiscal years on a 52/53 week basis. As a result, the fiscal year ended January 1, 2017 included 52 weeks, and the fiscal year ended January 3, 2016 included 53 weeks.

2.	Significant Accounting Policies
Basis of Presentation
The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) from the consolidated financial statements and accounting records of PerkinElmer using the historical results of operations and historical cost basis of the assets and liabilities of PerkinElmer that comprise the Medical Imaging Business. These financial statements have been prepared solely to demonstrate its historical results of operations, financial position, and cash flows for the indicated periods under PerkinElmer’s management. All intercompany balances and transactions within the Medical Imaging Business have been eliminated. Transactions and balances between the Medical Imaging Business and PerkinElmer and its subsidiaries are reflected as related party transactions within these financial statements.

The accompanying combined financial statements include the assets, liabilities, revenues, and expenses that are specifically identifiable to the Medical Imaging Business. In addition, certain costs related to the Medical Imaging Business have been allocated from the Parent. Those costs are derived from multiple levels of the organization, including geographic business unit expenses, product line expenses, and shared corporate expenses. The Medical Imaging Business receives service and support functions from PerkinElmer and its subsidiaries. The Medical Imaging Business’s operations are dependent upon PerkinElmer and its subsidiaries’ ability to perform these services and support functions. The costs associated with these services and support functions have been allocated to the Medical Imaging Business using the most meaningful allocation methodologies, which were primarily based on proportionate revenue, headcount, or direct labor costs of the Medical Imaging Business as compared to PerkinElmer. These allocated costs are primarily related to corporate administrative expenses and employee-related costs, including pensions and other benefits for corporate and shared employees for the following functional groups: information technology, legal, accounting and finance services, human resources, marketing and contract support, customer support, treasury, facility, and other corporate and infrastructural services. Allocated costs are as follows, in thousands, for the fiscals years ended:

	January 1, 2017	January 3, 2016
Selling, general and administrative	$6,409	$5,772

The Business utilizes PerkinElmer’s centralized processes and systems for cash management, payroll, treasury, and accounts payable. As a result, substantially all cash received by the Business was commingled with PerkinElmer’s general corporate funds and is not specifically allocated to the Medical Imaging Business.

Management believes the assumptions and allocations underlying the combined financial statements are reasonable and appropriate. The expenses and cost allocations have been determined on a basis considered by PerkinElmer to be a reasonable reflection of the utilization of services provided to or the benefit received by the Medical Imaging Business during the periods presented relative to the total costs incurred by PerkinElmer. However, the amounts recorded for these transactions and allocations are not necessarily indicative of the amount that would have been reflected in the financial statements had the Business been operated independently of PerkinElmer. Consequently, future results of operations will include costs and expenses that may be materially different than the historical results of operations, financial position, and cash flows presented herein.

Use of Estimates
The preparation of combined financial statements in accordance with U.S. GAAP requires the Business to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses, as well as the related disclosure of contingent assets and liabilities. On an ongoing basis, the Business evaluates its estimates. The Business bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for judgments on the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

Revenue Recognition
The Business’s product revenue is recorded when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable, and collectability is reasonably assured. For revenue that includes customer-specified acceptance criteria, revenue is recognized after the acceptance criteria have been met. Revenue from services is deferred and recognized over the contractual period, or as services are rendered.

Warranty Costs
The Business provides for estimated warranty costs for products at the time of their sale. Warranty liabilities are estimated using expected future repair costs based on historical labor and material costs incurred during the warranty period.

Restructuring Charges
PerkinElmer recorded restructuring charges which were pushed down to the Medical Imaging Business. Generally, costs associated with an exit or disposal activity are recognized when the liability is incurred. Prior to recording restructuring charges for employee separation agreements, the Business notifies all employees of termination. Costs related to employee separation arrangements requiring future service beyond a specified minimum retention period are recognized over the service period. Costs related to lease terminations are recorded at the fair value of the liability based on the remaining lease rental payments, reduced by estimated sublease rentals that could be reasonably obtained for the property, at the date the Business ceases use.

Research and Development
Research and development costs are expensed as incurred.

Shipping and Handling Costs
The Business records amounts charged to its customers for shipping and handling in revenue and the associated costs in cost of revenue.

Income Taxes
The operations of the Business are included in PerkinElmer’s U.S., state, and local tax returns, as well as foreign statutory tax filings, and have been presented for purposes of the carve-out financial statements as if the Business were filing separate U.S., state, local and foreign tax returns consistent with the asset-and-liability method according to U.S. GAAP.

Taxes on earnings in the carve-out combined statements of operations represents the sum of current tax and deferred tax. Income taxes are presented on a separate tax return basis as if the Business were a standalone entity. Current taxes are assumed to be settled with PerkinElmer, in the year the related taxes are recorded, through cash transfers to or from PerkinElmer. The financial statement presentation assumes that in the event a tax attribute was utilized on a consolidated return of the Parent, the Business has not realized the benefits of the tax attribute unless it could realize the benefit as a stand-alone taxpayer.

PerkinElmer uses the asset and liability method of accounting for income taxes and subsequently the Medical Imaging Business followed this same methodology. PerkinElmer pushed down the deferred tax assets and liabilities that relate to the Medical Imaging Business to be recorded in the Medical Imaging segment. Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. This method also requires the recognition of future tax benefits such as net operating loss carryforwards, to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. A valuation allowance is established for any deferred tax asset for which realization is not more likely than not. With respect to earnings expected to be indefinitely reinvested offshore, the Business does not accrue tax for the repatriation of such foreign earnings.

The Business provides reserves for potential payments of tax to various tax authorities related to uncertain tax positions and other issues. These reserves are based on a determination of whether and how much of a tax benefit taken by PerkinElmer in its tax filings or positions is more likely than not to be realized following resolution of any potential contingencies related to the tax benefit. Potential interest and penalties associated with such uncertain tax positions is recorded as a component of income tax expense.

Cash
Treasury activities, including activities related to the Medical Imaging Business, are centralized by PerkinElmer such that cash collections are automatically distributed to PerkinElmer and reflected as an intercompany receivable balance. As a result of this automatic distribution to PerkinElmer, the Medical Imaging Business does not hold any cash.

Inventories
Inventories, which include material, labor, and manufacturing overhead, are valued at the lower of cost or market. Inventories are accounted for using the first-in, first-out method of determining inventory costs. Inventory quantities on-hand are regularly reviewed, and, where necessary, provisions for excess and obsolete inventory are recorded based primarily on the Business’s estimated forecast of product demand and production requirements.

Property, Plant, and Equipment
The Business depreciates property, plant, and equipment using the straight-line method over its estimated useful lives, which generally fall within the following ranges:

Asset	Estimated useful life
Machinery and Equipment	3 - 7 years
Tooling	3 years
Leasehold Improvements	Shorter of useful life or remaining lease term

Asset Retirement Obligations
The Business records obligations associated with its lease obligations, the retirement of tangible long-lived assets, and the associated asset retirement costs in accordance with authoritative guidance on asset retirement obligations. The Business reviews legal obligations associated with the retirement of long-lived assets that result from contractual obligations or the acquisition, construction, development, and/or normal use of the assets. If it is determined that a legal obligation exists, regardless of whether the obligation is conditional on a future event, the fair value of the liability for an asset retirement obligation is recognized in the period in which it is incurred, if a reasonable estimate of fair value can be made. The fair value of the liability is added to the carrying amount of the associated asset, and this additional carrying amount is depreciated over the life of the asset. The difference between the gross expected future cash flow and its present value is accreted over the life of the related lease as interest expense. The amounts recorded in the combined financial statements are not material to any year presented.

Defined Benefit Pension Plan
The Business sponsors an unfunded defined benefit pension plan in Germany. The Business immediately recognizes actuarial gains and losses in operating results in the year in which the gains and losses occur.

Translation of Foreign Currencies
Foreign asset and liability accounts are translated to the U.S. Dollar at current exchange rates; income and expenses are translated using weighted average exchange rates for the reporting period. Resulting translation adjustments are reported in the Combined Statements of Comprehensive Earnings and the Combined Statements of Changes in Net Parent Investment.

Segment Information
Operating segments are defined as components of an enterprise about which separate discrete information is available for evaluation by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Business is viewed and managed as one operating segment which is in the business of manufacturing digital flat panel X-ray detectors that serve as components for industrial, medical and dental imaging systems.

Business Combinations
Business combinations are accounted for at fair value. Acquisition costs are expensed as incurred and recorded in selling, general, and administrative expenses; previously-held equity interests are valued at fair value upon the acquisition of a controlling interest; in-process research and development is recorded at fair value as an intangible asset at the acquisition date; restructuring costs associated with a business combination are expensed subsequent to the acquisition date; and changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date affect income tax expense. Measurement period adjustments are made in the period in which the amounts are determined and the current period income effect of such adjustments will be calculated as if the adjustments had been completed as of the acquisition date. All changes that do not qualify as measurement period adjustments are also included in current period earnings. The accounting for business combinations requires estimates and judgment as to expectations for future cash flows of the acquired business, and the allocation of those cash flows to identifiable intangible assets, in determining the estimated fair value for assets acquired and liabilities assumed. The fair values assigned to tangible and intangible assets acquired and liabilities assumed are based on management’s estimates and assumptions, as well as other information compiled by management, including valuations that utilize customary valuation procedures and techniques. If the actual results differ from the estimates and judgments used in these estimates, the amounts recorded in the financial statements could result in an impairment of the intangible assets and goodwill, require acceleration of the amortization expense of finite-lived intangible assets, or the recognition of additional consideration which would be expensed.

Goodwill and Other Intangible Assets
The Business’s intangible assets consist of (i) goodwill, which is not being amortized; and (ii) amortizing intangibles, which consist of licenses, customer relationships, and purchased technologies, which are being amortized over their estimated useful lives.
Prior to the sale of the Medical Imaging Business, the Business was considered a separate reporting unit by PerkinElmer.  As such, there was no allocation of additional goodwill to the carve-out financial statements for the Medical Imaging Business.

The Business assesses goodwill for impairment annually, on the first day of each fiscal year, or more often should events indicate that an impairment may exist. The process of testing goodwill for impairment consists of a two-step process. The first step is the comparison of the fair value to the carrying value of the reporting unit to determine if the carrying value exceeds the fair value. The second step measures the amount of an impairment loss and is only performed if the carrying value exceeds the fair value of the reporting unit. There was no impairment of goodwill during any of the periods presented herein, as the fair value of the reporting unit substantially exceeded the carrying value at all times.

Amortizing intangible assets are reviewed for impairment when indicators of impairment are present. When a potential impairment is identified, forecasted undiscounted net cash flows of the operations to which the asset relates are compared to the current carrying value of the long-lived assets present in that operation. If such cash flows are less than such carrying amounts, long-lived assets, including intangible assets, are written down to their respective fair values.

Stock-Based Compensation
The Business issues stock options, restricted stock awards and restricted stock units for PerkinElmer's common stock to its employees as stock-based compensation. The Business accounts for stock option grants based on estimated grant date fair value, using the Black-Scholes option-pricing model. The fair value of all awards is recognized as expense over the requisite service period. The determination of fair value and the timing of expense using option pricing models requires the input of highly subjective assumptions, including the expected term and the expected volatility of the underlying stock. The Business estimates the expected term assumption based on historical experience. In determining the expected volatility assumption, the Business reviews both the historical and implied volatility of the Parent’s common stock, with implied volatility based on the implied volatility of publicly traded options on the Parent’s common stock.

Recently Issued Accounting Pronouncements
From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (the "FASB") and are adopted by the Business as of the specified effective dates. Unless otherwise discussed, such pronouncements did not have or will not have a significant impact on the Business’s combined financial position, results of operations and cash flows or do not apply to the Business’s operations.

In March 2017, the FASB issued Accounting Standards Update No. 2017-07, Compensation - Retirement Benefits (Topic 715), Improving the Presentation of Net Periodic Pension Cost and Net Periodic Post-retirement Benefit Cost ("ASU 2017-07") , which amends the requirements in Topic 715 related to the income statement presentation of the components of net periodic benefit cost for an entity’s sponsored defined benefit pension and other post-retirement plans. ASU 2017-07 requires entities to (1) disaggregate the current-service-cost component from the other components of net benefit cost (the “other components”) and present it with other current employee compensation costs in the income statement and (2) present the other components elsewhere in the income statement and outside of income from operations, and disclose the income statement lines that contain the other components if they are not presented on appropriately described separate lines. Additionally, the standard requires that only the service-cost component of net benefit cost is eligible for capitalization (e.g., as part of inventory or property, plant, and equipment). The change in income statement presentation requires retrospective application, while the change in capitalized benefit cost is to be applied prospectively. ASU 2017-07 is effective for annual reporting periods beginning after December 15, 2017, and interim periods within those years, with early adoption permitted. The standard provides a practical expedient that permits entities to use the components of cost disclosed in prior years as a basis for the retrospective application of the new income statement presentation. Entities need to disclose the use of the practical expedient. The Business is evaluating the requirements of this guidance. The adoption is not expected to have a material impact on the Business’s combined financial position, results of operations, or cash flows.

In January 2017, the FASB issued Accounting Standards Update No. 2017-04, Intangibles-Goodwill and Other (Topic 350), Simplifying the Test for Goodwill Impairment ("ASU 2017-04"), which amends Topic 350 to simplify the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. ASU 2017-04 requires that an entity should perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize the impairment charge for the amount by which the carrying amount exceeds the reporting unit's fair value, however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. Additionally, an entity should consider the income tax effects from any tax deductible goodwill on the carrying amount of the reporting unit when measuring the goodwill impairment loss, if applicable. The provisions of this guidance are to be applied on a prospective basis. ASU 2017-04 is effective for annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Business intends to early adopt ASU 2017-04 and will apply the provisions of this standard to its goodwill impairment tests subsequent to January 1, 2017.

In November 2016, the FASB issued Accounting Standards Update No. 2016-18, Statement of Cash Flows (Topic 230), Restricted Cash ("ASU 2016-18"), which amends Topic 230 to add or clarify guidance on the classification and presentation of restricted cash in the statement of cash flows. The standard requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The provisions of this guidance are to be applied using a retrospective transition method to each period presented. ASU 2016-18 is effective for annual reporting periods beginning after December 15, 2017, and interim periods within those years, with early adoption permitted. The Business is evaluating the requirements of this guidance. The adoption is not expected to have a material impact on the Business’s combined financial position, results of operations, or cash flows.

In October 2016, the FASB issued Accounting Standards Update No. 2016-16, Income Taxes (Topic 740), Intra-entity Transfer of Assets Other than Inventory ("ASU 2016-16"). ASU 2016-16 removes the prohibition in ASC 740 against the immediate recognition of the current and deferred income tax effects of intra-entity transfers of assets other than inventory. The standard requires entities to recognize the income tax consequences of an intra-entity transfer of an asset other than inventory when the transfer occurs. The provisions of this guidance are to be applied on a modified retrospective basis through a cumulative-effect adjustment directly to retained earnings as of the beginning of the period of adoption. ASU 2016-16 is effective for annual reporting periods beginning after December 15, 2017, and interim periods within those years, with early adoption permitted. The Business is evaluating the requirements of this guidance and has not yet determined the impact of its adoption on the Business’s combined financial position, results of operations, or cash flows.

In August 2016, the FASB issued Accounting Standards Update No. 2016-15, Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments ("ASU 2016-15"). ASU 2016-15 addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows under Topic 230 and other topics. The provisions of this guidance are to be applied using a retrospective transition method to each period presented, and if it is impracticable to apply the amendments retrospectively for some of the issues, ASU 2016-15 allows the amendments for those issues to be applied prospectively as of the earliest date practicable. ASU 2015-16 is effective for annual reporting periods beginning after December 15, 2017, and interim periods within those years, with early adoption permitted. The Business is evaluating the requirements of this guidance. The adoption is not expected to have a material impact on the Business’s combined financial position, results of operations, or cash flows.

In June 2016, the FASB issued Accounting Standards Update No. 2016-13, Financial Instruments - Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments ("ASU 2016-13"). ASU 2016-13 changes how entities will measure credit losses for most financial assets and certain other instruments that are not measured at fair value through net income. The standard requires entities to use the expected loss impairment model and will apply to most financial assets measured at amortized cost and certain other instruments, including trade and other receivables, loans, held-to-maturity debt securities, net investments in leases, and off-balance sheet credit exposures. Entities are required to estimate the lifetime “expected credit loss” for each applicable financial asset and record an allowance that, when deducted from the amortized cost basis of the financial asset, presents the net amount expected to be collected on the financial asset. The standard also amends the impairment model for available-for-sale (“AFS”) debt securities and requires entities to determine whether all or a portion of the unrealized loss on an AFS debt security is a credit loss. An entity will recognize an allowance for credit losses on an AFS debt security as a contra-account to the amortized cost basis rather than as a direct reduction of the amortized cost basis of the investment. The provisions of this guidance are to be applied using a modified-retrospective approach. A prospective transition approach is required for debt securities for which an other-than-temporary impairment had been recognized before the effective date. ASU 2016-13 is effective for annual reporting periods beginning after December 15, 2019 and interim periods within those years. Early adoption is permitted for annual periods beginning after December 15, 2018 and interim periods therein. The Business is evaluating the requirements of this guidance and has not yet determined the impact of its adoption on the Business’s combined financial position, results of operations, or cash flows.

In March 2016, the FASB issued Accounting Standards Update No. 2016-09, Compensation-Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting ("ASU No. 2016-09"). The new standard simplifies the accounting for employee share-based payment transactions, including the accounting for income taxes, forfeitures, and statutory withholding requirements, as well as the related classification in the statement of cash flows. The new standard is effective for annual reporting periods beginning after December 15, 2016 and interim periods within those years, with early adoption permitted. The standard requires an entity to recognize all excess tax benefits and tax deficiencies as income tax benefit or expense in the income statement as discrete items in the reporting period in which they occur, and such tax benefits and tax deficiencies are not included in the estimate of an entity’s annual effective tax rate, applied on a prospective basis. Further, the standard eliminates the requirement to defer the recognition of excess tax benefits until the benefit is realized through a reduction to taxes payable. All excess tax benefits previously unrecognized, along with any valuation allowance, should be recognized on a modified retrospective basis as a cumulative adjustment to retained earnings as of the date of adoption. ASU No. 2016-09 also allows an entity to elect as an accounting policy either to continue to estimate the total number of awards for which the requisite service period will not be rendered or to account for forfeitures for service based awards as they occur. An entity that elects to account for forfeitures as they occur should apply the accounting change on a modified retrospective basis as a cumulative effect adjustment to retained earnings as of the date of adoption. The Business has elected to account for forfeitures as they occur. The Business adopted ASU No. 2016-09 at the beginning of 2016. The adoption of this accounting policy did not have a material impact on the Business’s combined financial position, results of operations, or cash flows.

In February 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases ("ASU 2016-02"). ASU 2016-02 requires organizations that lease assets to recognize assets and liabilities on the balance sheet related to the rights and obligations created by those leases, regardless of whether they are classified as finance or operating leases. Consistent with current guidance, the recognition, measurement, and presentation of expenses and cash flows arising from a lease primarily will depend on its classification as a finance or operating lease. ASU 2016-02 also requires new disclosures to help financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. The provisions of this guidance are effective for annual periods beginning after December 15, 2018 and interim periods within those years, with early adoption permitted. ASU 2016-02 is to be applied using a modified retrospective approach. The Business is evaluating the requirements of this guidance and has not yet determined the impact of the adoption on its combined financial position, results of operations, or cash flows.

In July 2015, the FASB issued Accounting Standards Update No. 2015-11, Simplifying the Measurement of Inventory. Under this new guidance, companies that use inventory measurement methods other than last-in, first-out, or the retail inventory method should measure inventory at the lower of cost and net realizable value. The provisions of this guidance are to be applied prospectively and are effective for interim and annual periods beginning after December 15, 2016, with early adoption permitted. The adoption is not expected to have a material impact on the Business’s combined financial position, results of operations, or cash flows.

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers ("ASU 2014-09"). Under this new guidance, an entity should use a five-step process to recognize revenue, depicting the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The standard also requires new disclosures regarding the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. Subsequent to the issuance of the standard, the FASB decided to defer the effective date for one year to annual reporting periods beginning after December 15, 2017, with early adoption permitted for annual reporting periods beginning after December 15, 2016. In May 2016, the FASB also issued Accounting Standards Update No. 2016-12, Revenue from Contracts with Customers (Topic 606), Narrow-Scope Improvements and Practical Expedients ("ASU 2016-12"), which amended its revenue recognition guidance in ASU 2014-09 on transition,collectability, non-cash consideration, contract modifications and completed contracts at transition and the presentation of sales and other similar taxes collected from customers. In April 2016, the FASB also issued Accounting Standards Update No. 2016-10, Revenue from Contracts with Customers (Topic 606), Identifying Performance Obligations and Licensing ("ASU 2016-10"), which amended its revenue recognition guidance in ASU 2014-09 on identifying performance obligations to allow entities to disregard items that are immaterial in the context of the contract, clarify when a promised good or service is separately identifiable (i.e., distinct within the context of the contract) and allow an entity to elect to account for the cost of shipping and handling performed after control of a good has been transferred to the customer as a fulfillment cost (i.e., an expense). ASU 2016-10 also clarifies how an entity should evaluate the nature of its promise in granting a license of intellectual property ("IP") and requires entities to classify IP in one of two categories: functional IP or symbolic IP, which will determine whether it recognizes revenue over time or at a point in time. ASU 2016-10 also address how entities should consider license renewals and restrictions and apply the exception for sales- and usage-based royalties received in exchange for licenses of IP. In March 2016, the FASB also issued Accounting Standards Update No. 2016-08, Revenue from Contracts with Customers (Topic 606), Principal versus Agent Considerations (Reporting Revenue Gross versus Net) ("ASU 2016-08"), which amended the principal-versus-agent implementation guidance and illustrations in ASU 2014-09. ASU 2016-08 clarifies that an entity should evaluate when it is the principal or agent for each specified good or service promised in a contract with a customer. ASU 2016-12, ASU 2016-10, ASU 2016-08 and ASU 2014-09 may be adopted either using a full retrospective approach or a modified retrospective approach. The Business is evaluating the requirements of the foregoing standards and has not yet determined the impact of their adoption on the Business’s combined financial position, results of operations and cash flows.

3.	Business Combinations

During the fiscal year ended January 3, 2016, the Medical Imaging Business completed the acquisition of a business with total consideration of $2.6 million paid in cash. The acquisition consisted primarily of intangible assets of $2.0 million, including core technology of $1.1 million and customer relationships of $0.9 million, and fixed assets of $0.4 million. There was an insignificant amount of goodwill recorded in connection with this acquisition. The identifiable finite-lived intangible assets have an amortization period of 5 to 10 years.

4.	Concentration of Credit Risk

Credit is extended to customers based on an evaluation of the customer’s financial condition, and collateral is not required. During the periods presented, two customers accounted for a significant portion of revenues, as follows for the fiscal years ended:

	January 1, 2017	January 3, 2016
Revenues to General Electric Company - Healthcare Division ("GE")	25.0%	29.9%
Revenues to Elekta Limited ("Elekta")	21.2%	23.7%

GE and Elekta accounted for 49.3% and 11.5% and 46.2% and 14.5% of the Company’s accounts receivable as of  January 1, 2017 and  January 3, 2016, respectively.

5.	Income Taxes

The Business is subject to U.S. federal and state income taxes as well as taxation in foreign jurisdictions where foreign subsidiaries have been established. The operations of the Business are included in PerkinElmer’s U.S., state, and local tax returns as well as foreign statutory tax filings and have been presented for purposes of the carve-out financial statements as if the Business were filing separate U.S., state, local and foreign tax returns consistent with the asset-and-liability method according to U.S. GAAP.

The components of earnings before taxes were as follows for the fiscal years ended:

(In thousands)	January 1, 2017	January 3, 2016
U.S.	$6,388	$20,975
Non U.S.	9,432	8,462
Total	$15,820	$29,437

The taxes on earnings consisted of the following:

(In thousands)	Current Expense	Deferred Expense	Total
Fiscal year ended January 1, 2017
Federal	$3,625	$(2,228)	$1,397
State	473	(171)	302
Non U.S.	3,165	(92)	3,073
Total	$7,263	$(2,491)	$4,772
Fiscal year ended January 3, 2016
Federal	$4,032	$2,995	$7,027
State	429	71	500
Non U.S.	2,149	(96)	2,053
Total	$6,610	$2,970	$9,580

A reconciliation of income tax expense at the U.S. federal statutory income tax rate to the recorded tax provision is as follows for the fiscal years ended:

(In thousands)	January 1, 2017	January 3, 2016
Tax at statutory rate	$5,537	$10,303
Non-U.S. rate differential, net	(685)	(237)
State income taxes, net	139	506
Prior year tax matters	—	(815)
Federal tax credits	(90)	(200)
Change in valuation allowance	13	5
Other, net	(142)	18
Total	$4,772	$9,580

The tax effects of temporary differences and attributes that gave rise to deferred income tax assets and liabilities were as follows as of the fiscal years ended:

(In thousands)	January 1, 2017	January 3, 2016
Deferred tax assets:
Inventory	$1,652	$1,792
Reserves and accruals	191	128
Accrued compensation	768	436
Net operating loss and credit carryforwards	220	266
Accrued pension	172	146
Total deferred tax assets	3,003	2,768
Deferred tax liabilities:
Depreciation and amortization	(10,279)	(12,515)
All other, net	—	(21)
Total deferred tax liabilities	(10,279)	(12,536)
Valuation allowance	(20)	5
Long-term deferred taxes	$(7,296)	$(9,763)

6.	Stock-based Compensation

Total pre-tax stock-based compensation expense recognized in the Business’s combined statements of earnings was as follows for fiscal years ended:

(In thousands)	January 1, 2017	January 3, 2016
Cost of revenue	$59	$67
Research and development	71	74
Selling, general and administrative	522	443
Total stock based compensation expense	$652	$584

Stock Options:
The Business grants stock options to purchase PerkinElmer common shares with exercise prices equal to the market price of the common stock on the date of grant. Vesting conditions are determined at the time of grant. Stock options are generally exercisable in equal annual installments over three years, and generally expire seven years after the date of grant.

The fair value of each stock option grant is determined using the Black-Scholes option pricing model. The fair value is amortized over the requisite service period, which is generally the vesting period, on a straight-line basis. Use of a valuation model requires management to make certain assumptions with respect to selected model inputs. Expected volatility was calculated based on the historical and implied volatility of PerkinElmer’s stock. The average expected life was based on the contractual term of the option and historic exercise experience. The risk-free interest rate is based on United States Treasury zero-coupon issues with a remaining term equal to the expected life assumed at the date of grant. The weighted-average assumptions used in the Black-Scholes option pricing model were as follows for the fiscal years ended:

(In thousands)	January 1, 2017	January 3, 2016
Risk-free interest rate	1.7%	1.3%
Expected dividend yield	0.6%	0.6%
Expected term	5 years	5 years
Expected stock volatility	25.2%	26.5%

Stock option activity for the fiscal years ended January 1, 2017 and January 3, 2016 was as follows:

	Number of Options	Weighted Average Exercise Price
Outstanding at December 28, 2014	38,208	$30.62
Granted	21,554	$46.26
Exercised	(20,250)	23.14
Outstanding at January 3, 2016	39,512	$42.99
Granted	20,701	$48.98
Exercised	(21,056)	40.75
Outstanding at January 1, 2017	39,157	$47.35
Exercisable at January 3, 2016	5,547	$37.21
Exercisable at January 1, 2017	—	$—

The aggregate intrinsic value for stock options outstanding at January 1, 2017 and January 3, 2016 was $0.2 million and $0.3 million, respectively, with a weighted-average remaining contractual term of 5.6 years and 4.6 years, respectively. At January 1, 2017 and January 3, 2016, there were 39,157 and 39,512 stock options that were vested, and expected to vest in the future.

The weighted-average per-share grant-date fair value of options granted during fiscal years 2016 and 2015 was $11.28 and $11.00, respectively. The total intrinsic value of options exercised during fiscal years 2016 and 2015 was $0.3 million and $0.5 million, respectively. Cash received from option exercises for fiscal years 2016 and 2015 was $0.9 million and $0.5 million, respectively. The total compensation expense recognized related to the Business’s outstanding options was $0.2 million in fiscal year 2016 and $0.2 million in fiscal year 2015.

As of January 1, 2017, there was $0.3 million of total unrecognized compensation cost related to non-vested stock options granted which is expected to be recognized over a weighted-average period of 1.8 years.

Restricted Stock:
The Business has awarded restricted stock and restricted stock units to certain employees. These awards cannot be sold, assigned, transferred or pledged during the restriction period. The restricted stock and restricted stock units have service-based vesting conditions. The fair value of the award at the time of the grant is recognized as expense over the vesting period, which is generally three years, on a straight-line basis.

Restricted stock activity for the fiscal years ended January 1, 2017 and January 3, 2016 was as follows:

	Number of Shares	Weighted Average Grant Date Fair Value
Outstanding at December 28, 2014	27,306	$35.41
Granted	10,467	$46.44
Vested	(12,452)	30.75
Outstanding at January 3, 2016	25,321	$42.29
Granted	11,019	$48.42
Vested	(11,334)	38.40
Forfeited	(652)	47.11
Outstanding at January 1, 2017	24,354	$46.76

The fair value of restricted stock awards that vested during the fiscal years ended January 1, 2017 and January 3, 2016 was $0.4 million and $0.4 million, respectively. The total compensation expense recognized related to the restricted stock awards was $0.5 million and $0.4 million in fiscal years ended January 1, 2017 and January 3, 2016, respectively.

As of January 1, 2017, there was $0.5 million of total unrecognized compensation cost, net of forfeitures, related to non-vested restricted stock awards which is expected to be recognized over a weighted-average remaining period of 1.6 years.

7.	Inventories, Net

Inventories, net consisted of the following as of the fiscal years ended:

(In thousands)	January 1, 2017	January 3, 2016
Raw materials	$12,435	$11,084
Work-in-process	8,647	11,375
Finished goods	5,895	6,083
Total inventories, net	$26,977	$28,542

8.	Property, Plant and Equipment, Net

Property, plant and equipment, net consisted of the following as of the fiscal years ended:

(In thousands)	January 1, 2017	January 3, 2016
Leasehold improvements	$21,601	$21,552
Machinery and equipment	69,079	68,199
Other	3,527	3,464
Property, plant and equipment, at cost	94,207	93,215
Accumulated depreciation	(68,988)	(63,750)
Property, plant and equipment, net	$25,219	$29,465

Depreciation expense was $5.3 million and $5.6 million for the fiscal years ended January 1, 2017 and January 3, 2016, respectively.

9.	Goodwill

Changes in the carrying amount of goodwill were as follows for the fiscal years ended:

(In thousands)	January 1, 2017	January 3, 2016
Balance at beginning of the period	$39,286	$39,947
Foreign currency translation	(492)	(661)
Balance at end of the period	$38,794	$39,286

10.	Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following as of the fiscal years ended:

(In thousands)	January 1, 2017	January 3, 2016
Accrued payroll and incentives	$3,224	$2,476
Accrued warranty	1,025	1,079
Deferred revenue	821	162
Deferred gain on sale leaseback	704	704
Accrued restructuring charges	209	48
Other accrued expenses	1,958	1,691
Total accrued expenses and other current liabilities	$7,941	$6,160

11.	Deferred Gain on Sale Leaseback

On November 30, 2001, the Business sold its facility in Santa Clara, California. Simultaneously with the sale, the Business entered into an agreement to lease the property back for its continued use. The lease has an initial term of 22 years, and the Business has the option to extend the lease for six additional periods of five years each. The lease is accounted for as an operating lease with the deferred gain on the transaction being amortized to operating expenses over the initial lease term of 22 years. The Business amortized $0.7 million of the deferred gain during fiscal year 2016 and 2015.  As of January 1, 2017, the remaining deferred gain was $4.2 million, of which $0.7 million was recorded in accrued expenses and other current liabilities and $3.5 million was recorded in long-term liabilities.  As of January 3, 2016, the remaining deferred gain was $4.9 million, of which $0.7 million was recorded in accrued expenses and other current liabilities and $4.2 million was recorded in long-term liabilities.

12.	Defined Benefit Plan

Net periodic pension cost for U.S. and non-U.S. plans included the following components for fiscal years ended:

(In thousands)	January 1, 2017	January 3, 2016
Service cost	$137	$151
Interest cost	43	52
Actuarial loss (gain)	203	(31)
Net periodic pension cost at end of year	$383	$172

The Business has an unfunded defined benefit pension plan covering certain non-U.S. employees. The pension plan provides benefits based on an employee’s years of service and compensation near retirement. The following table sets forth the changes in the amounts recognized in the Business’s combined     balance sheets as of January 1, 2017 an January 3, 2016.

(In thousands)	January 1, 2017	January 3, 2016
Actuarial present value of benefit obligations:
Accumulated benefit obligations	$2,191	$2,354
Change in benefit obligations:
Projected benefit obligations at beginning of year	$2,616	$2,859
Service cost	137	151
Interest cost	43	52
Plan expenses	—	—
Actuarial loss (gain)	198	(31)
Effect of exchange rate changes	(39)	(415)
Projected benefit obligations at end of year	$2,955	$2,616
Net amounts recognized in the combined balance sheets consist of:
Current liabilities	$—	$—
Noncurrent liabilities	2,955	2,616
Total liabilities recognized in combined balance sheets	$2,955	$2,616
Actuarial assumptions as of the year-end measurement date:
Discount rate	1.7%	2.2%
Rate of compensation increase	2.5%	2.5%

Actuarial assumptions used to determine net periodic pension cost during the year were as follows:

	January 1, 2017	January 3, 2016
Discount rate	1.7%	2.2%
Rate of compensation increase	2.5%	2.5%

13.	Commitments and Contingencies

The Business is obligated under certain operating leases that expire on various dates through 2022. As of the fiscal year ended January 1, 2017, the future minimum lease payments were as follows:

Year Ending: (In thousands)	Amount
Fiscal 2017	$1,742
Fiscal 2018	1,462
Fiscal 2019	1,391
Fiscal 2020	1,383
Fiscal 2021	1,378
Thereafter	1,263
Total minimum lease payments	$8,619

Minimum rent payments under operating leases are recognized on a straight-line basis over the lease term.

14.	Related Parties

Corporate expenses represent shared costs that have been allocated to the Business based on an appropriate methodology and are reflected as expenses in these carve-out financial statements. These amounts include, but are not limited to, items such as general management and executive oversight, costs to support the Business’s information technology infrastructure, facilities, compliance, human resources, marketing, legal and finance functions, PerkinElmer benefit plan administration, risk management, and stock-based compensation administration. Corporate expense allocations are generally based on one of two utilization measures: (i) full-time equivalents and (ii) revenue. Amounts allocated for corporate expenses were deemed to have been paid by the Business in the year in which the payments were made by PerkinElmer.

Management considers the allocation methodologies used to be reasonable and appropriate reflections of the related expenses attributable to the Business for purposes of the carve-out financial statements; however, the expenses reflected in these financial statements may not be indicative of the actual expenses that would have been incurred during the periods presented if the Business had operated as a stand-alone entity. In addition, the expenses reflected in the carve-out financial statements may not be indicative of expenses that will be incurred in the future by the Business.

In addition to the corporate allocations described above, the Business was allocated expenses related to certain business insurance, medical insurance and benefit plan programs the Parent administers on behalf of the Business. These amounts were allocated using one of the two methodologies described above.

15.	Subsequent Events

The Business has evaluated subsequent events from the carve-out balance sheet date through July 6, 2017, the date at which the financial statements were available to be issued and noted the following:

On May 1, 2017, the Medical Imaging Business was acquired by Varex Imaging Corporation pursuant to the terms of the Master Purchase and Sale Agreement, dated December 21, 2016, amended (the “Master Purchase Agreement”), by and between PerkinElmer and Varian Medical Systems, Inc. (“Varian”) and the subsequent Assignment and Assumption Agreement, dated January 27, 2017, by and between Varian and Varex, pursuant to which Varian assigned and conveyed all of its rights, obligations, title, and interest in the Master Purchase Agreement to Varex. Consideration for the acquisition of the Medical Imaging Business of approximately $276.0 million, subject to post-closing working capital adjustments, was paid in cash on the Closing Date.

Prior to the Closing Date, on April 28, 2017, the Board of Directors of PerkinElmer approved the acceleration of vesting of outstanding stock-based awards held by the employees of the Medical Imaging Business, such that the awards were deemed to be fully vested on April 30, 2017. The expense recognized related to the acceleration of these awards was $0.6 million.